LOAN AGREEMENT


GENERAL TERMS

BORROWER:       Value America, Inc.

AMOUNT:         $5,000,000

PURPOSE:        Line of Credit to support letters of credit and vendor financing

COMMITMENT FEE: $2,500.00 payable quarterly.

LETTER OF CREDIT FEES: All letters of credit will carry a 0.75% annual fee (prorated for shorter periods). Minimum letter of credit fee will be $350.00 and maximum fee will be $10,000.00.

COLLATERAL: Advances under the line and issued letters of credit will be fully secured by properly margined liquid securities acceptable to the bank.

INTEREST RATE: Interest on any funds advanced will accrue at a rate per annum of the LIBOR plus 1.75% in effect on each respective day.

REPAYMENT TERMS: Any cash advances under the line will be evidenced by short term notes (less than 12 months) with interest payable monthly on the first day of each month.

PREPAYMENT: Borrower shall reserve the right to prepay any notes, in whole or in part, at any time or times, without penalty and with interest payable only on the amount of principal so prepaid to the date of such prepayment. Any such prepayments shall apply to the latest maturing principal installments.

EXPIRATION/RENEWAL: Any Agreement to advance funds under the Agreement shall expire on May 31, 1999, and the Bank shall have no further obligation to extend credit.

REQUIREMENTS APPLICABLE TO LOAN

THE BORROWER UNDERSTANDS AND AGREES THAT THE BANK SHALL REQUIRE IN FORM AND CONTENT SATISFACTORY TO THE BANK AND ITS COUNSEL THE FOLLOWING:

Borrowing Resolution: A Directors' resolution on the Bank's form authorizing the loan or the guarantee or endorsement thereof and the execution of the loan documents by the appropriate parties.

Articles of Incorporation, Bylaws: A certified true copy of the articles of incorporation, bylaws of the corporation.

Legal Opinion: A legal opinion from an attorney acceptable to the Bank to the effect that the loan documents are valid and binding and enforceable according to their terms under all applicable laws and regulations and that liquid collateral may be pledged under the terms of the 5% Cumulative Convertible Series A Preferred Stock Agreement.

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COVENANTS AND CONDITIONS

Representations by the Borrower: In borrowing hereunder, the Borrower represents and warrants to the Bank that all information that has been furnished to the Bank prior to this Agreement being issued is true and accurate and the Borrower has not failed to disclose any information of a material nature regarding its business or financial condition and further that there is no litigation, investigation or proceeding pending or threatened against the Borrower or any other person liable to the Bank for the repayment of this loan which may, in any way, adversely affect the financial condition, operation or prospects of the Borrower or such person.

Advance Procedure: Advances on this loan will be made under individual notes or letter of credit applications signed by an authorized representative of the Borrower.

Financial Reporting Requirements: So long as the Borrower is indebted to the Bank, the Borrower shall submit monthly, within 45 days of the end of each month, internally prepared financial statements of the Borrower, including a balance sheet and income statement; and annually, within one hundred twenty
(120) days following the end of the Borrower's fiscal year, a balance sheet and income statement prepared in accordance with generally accepted accounting principles on and audited basis by an independent certified public accountant acceptable to the Bank, including, a balance sheet, income statement, changes in capital position, and reconciliation of net worth and including all normal and reasonable financial notes.

Closing Costs and Expenses: The Borrower shall be responsible for paying all of the Bank's expenses incident to the making and closing of the loan.

Default: Borrower shall be in default under each of the loan documents if it shall default in the payment or any amounts due and owing under the loans or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any loan document or in any other loan agreement, promissory note, security agreement, deed of trust, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to the Bank. Upon the occurrence of any Event of Default under this Agreement, the Note[s], together with all interest accrued thereon and any expenses of the Bank in connection therewith, will immediately become due and payable on demand of the Bank.

Remedies Upon Default: If an Event of Default shall occur, Bank shall have all rights, powers and remedies available under each of the loan documents as well as all rights and remedies available at law or in equity.

Cure Period - Borrower will have ten calendar days to cure default under document repayment terms and thirty calendar days to cure covenant and condition defaults.

Additional Items: Such other documents and agreements as the Bank or its counsel may reasonably request, including, but not limited to, an opinion of counsel to the Borrower and the Guarantor(s), (if any).

Survival: The terms and provisions of this Agreement shall survive the closing of the loan made hereunder, the delivery of all documents necessary to carry out the provision of this Agreement, and the funding and making of loans and disbursements hereunder.

Successor to Bank: The provisions of this Agreement will extend to and be available to any subsequent holder of a Note, as well as to the Bank.

Amendments and Waivers: The Bank and the Borrower may, from time to time, enter into written amendments, supplements or modifications to this Agreement, the Note[s] or the Collateral Documents, and the Bank may execute and deliver to the Borrower a written instrument waiving, on such terms and

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conditions as the Bank may specify, any of the requirements of this Agreement, the Note[s] or the Collateral Documents or any Event of Default; provided, however, that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Governing Law: This Agreement, the Note[s], the Collateral Documents and all other loan documents executed in connection with this Agreement will be deemed to be contracts made under, and for all purposes will be construed in accordance with, the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed.

     JEFFERSON NATIONAL BANK


     By /s/ Perrie H. May                   Date: 3/17/98
       ---------------------                  ----------------------
       Senior Vice President


     VALUE AMERICA, INC.



      By /s/ Dean M. Johnson                Date: 4/8/98
        --------------------                  ---------------------
        Title: CFO & EVP


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